EXHIBIT 4.1

NCL CORPORATION LTD.

as Issuer

5.875% Senior Notes due 2031

INDENTURE

Dated as of September 17, 2025

and

U.S. Bank Trust Company, National Association
as Trustee

i

(cont’d)

(cont’d)

Appendix A	–	Provisions Relating to the Initial Notes and Additional Notes

(cont’d)

EXHIBIT INDEX

Exhibit A	–	Form of Note
Exhibit B	–	Form of Transferee Letter of Representation

INDENTURE dated as of September 17, 2025, between NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with limited liability (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $1,200,000,000 aggregate principal amount of the Issuer’s 5.875% Senior Notes due 2031 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01        Definitions.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“ARCA” means the Seventh Amended and Restated Credit Agreement, dated as of January 22, 2025, among NCL Corporation Ltd., as borrower, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and a syndicate of other banks party thereto as joint bookrunners, arrangers, co-documentation agents and lenders, as amended by that certain Amendment No. 1, dated as of March 21, 2025, and that certain Amendment No. 2, dated as of June 26, 2025, and as may be further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Bank Indebtedness” means any and all amounts payable under or in respect of (a)(i) the NCLC Group Credit Facilities, and the letters of credit and bankers’ acceptances thereunder and related documents, and (ii) New Vessel Financings and related documents, in case of each clause (i) and (ii) as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the NCLC Group Credit Facilities or the New Vessel Financings), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent company of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law, regulation or executive order to close.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of a Bermuda exempted company, shares (of any class) in its capital;

(3)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(4)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(5)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Change of Control” means the occurrence of either of the following:

(1)           the sale, lease or transfer (other than by way of merger, amalgamation or consolidation, including any merger, amalgamation or consolidation solely for the purpose of reorganizing the Issuer in another jurisdiction to realize tax or other benefits), in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than NCL Holdings, the Issuer or any Subsidiary; or

(2)           the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of ultimate beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Consolidated Net Tangible Assets” means the total consolidated assets of the Issuer and its Subsidiaries, as shown on the most recent balance sheet of the Issuer, after deducting therefrom, without duplication, the sum of (i) all current liabilities except for (A) notes and loans payable, (B) current maturities of long-term debt, (C) current maturities of obligations under capital leases and (D) customer deposits and advanced ticket sales (without duplication) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

“Credit Agreements” means (i) any of the NCLC Group Credit Facilities, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuer to not be included in the definition of “Credit Agreements”), and (ii) whether or not any credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreements,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any of the Credit Agreements, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Agreement Indebtedness” means any and all amounts payable under or in respect of the Credit Agreements and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after written notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer (the “Performance References”).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of ordinary shares or preference shares of the Issuer or any direct or indirect parent of the Issuer, as applicable, other than:

(1)           public offerings with respect to the Issuer’s or such direct or indirect parent’s ordinary shares registered on Form S-4 or Form S-8, and

(2)           issuances to any Subsidiary of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure nor compulsion to complete the transaction (as determined in good faith by the Issuer).

“First Call Date” means September 15, 2027.

“First Lien Collateral Agent” means any administrative agent or collateral agent for the lenders and other secured parties under any NCLC Group Credit Facility.

“Fitch” means Fitch Ratings Inc.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)           the principal of any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments; and

(2)           to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment Grade” means (1) with respect to S&P or Fitch, a rating equal to or higher than BBB- (or the equivalent), (2) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent) and (3) with respect to any additional Rating Agency or Rating Agencies selected by the Issuer, the equivalent investment grade credit rating.

“Issue Date” means the date on which the Initial Notes are issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“NCL Holdings” means Norwegian Cruise Line Holdings Ltd., the direct parent company of the Issuer.

“NCLC Group Credit Facilities” means (i) the ARCA, (ii) the Norwegian Facilities, (iii) the Oceania Facilities and (iv) the Regent Facilities, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Net Proceeds” from a Sale and Leaseback Transaction means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, all purchase price adjustments, earn-outs and contingency payment obligations to which a seller may become entitled after the closing of such Sale and Leaseback Transaction and all holdbacks, in each case, only as and when received in cash, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of (without duplication): (1) all legal, accounting, title and transfer or recording tax expenses, broker’s fees or commissions and other fees and expenses (including, without duplication, any repatriation costs associated with receipt by the applicable taxpayer of such proceeds) incurred, and all federal, state, provincial, foreign and local taxes (whether on account of income, gains or otherwise) required to be accrued as a liability under GAAP, as a consequence of such Sale and Leaseback Transaction (including Permitted Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto); (2) all payments made on any Indebtedness which is secured by any assets subject to such Sale and Leaseback Transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Sale and Leaseback Transaction, or by applicable law, be repaid out of the proceeds from such Sale and Leaseback Transaction; (3) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Sale and Leaseback Transaction and retained by the Issuer or any Subsidiary after such Sale and Leaseback Transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; (4) any portion of the purchase price from a Sale and Leaseback Transaction placed in escrow in connection with that Sale and Leaseback Transaction; provided that upon the termination of that escrow, Net Proceeds will be increased by any portion of funds in the escrow that are released to the Issuer or any Subsidiary; (5) the amount of any purchase price adjustment, contingent or deferred payment obligation that the Issuer and/or any Subsidiary is obligated to pay to another Person in connection with a Sale and Leaseback Transaction; and (6) all expenditures incurred to inspect, repair or modify a Principal Property and bring such Principal Property to the condition and place of delivery in connection with the Sale and Leaseback Transaction as may be specified in the related agreements or otherwise as the Issuer shall determine as advisable in connection with such Sale and Leaseback Transaction.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer immediately prior to such date of determination.

“New Vessel Aggregate Secured Debt Cap” means the sum of each of the New Vessel Secured Debt Caps (with such New Vessel Aggregate Secured Debt Cap to be expressed as the sum of the euro and U.S. dollar denominations of the New Vessel Secured Debt Caps reflected in the New Vessel Aggregate Secured Debt Cap).

“New Vessel Financing” means any financing arrangement (including, but not limited to, a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder) entered into by the Issuer or a Subsidiary of the Issuer for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Capital Stock of entities owning or to own Vessels.

“New Vessel Secured Debt Cap” means, in respect of a New Vessel Financing, 90% of the contract price (including any amendment to the contract price) for the acquisition and any other Ready for Sea Cost of the related Vessel (and 100% of any related export credit insurance premium), expressed in euros or U.S. dollars, as the case may be.

“Norwegian Facilities” means the (i) secured credit agreement, dated as of October 12, 2012, by and among Breakaway Three, Ltd., as borrower, and the other parties thereto from time to time, (ii) secured credit agreement, dated as of October 12, 2012, by and among Breakaway Four, Ltd., as borrower, and the other parties thereto from time to time, (iii) secured credit agreement, dated as of April 12, 2017, by and among Leonardo One, Ltd., as borrower, and the other parties thereto from time to time, (iv) secured credit agreement, dated as of April 12, 2017, by and among Leonardo Two, Ltd., as borrower, and the other parties thereto from time to time, (v) secured credit agreement, dated as of April 12, 2017, by and among Leonardo Three, Ltd., as borrower, and the other parties thereto from time to time, (vi) secured credit agreement, dated as of April 12, 2017, by and among Leonardo Four, Ltd., as borrower, and the other parties thereto from time to time, (vii) secured credit agreement, dated as of December 19, 2018, by and among Leonardo Five, Ltd., as borrower, and the other parties thereto from time to time, and (viii) secured credit agreement, dated as of December 19, 2018, by and among Leonardo Six, Ltd., as borrower, and the other parties thereto from time to time, (ix) secured credit agreement, dated as of July 14, 2014, by and among Seahawk One, Ltd., as borrower, and the other parties thereto from time to time, and (x) secured credit agreement, dated as of July 14, 2014, by and among Seahawk Two, Ltd., as borrower, and the other parties thereto from time to time, (xi) secured credit agreement, dated as of July 17, 2025, by and among NCL NextGen Class I Ltd., as borrower, and the other parties thereto from time to time and (xii) secured credit agreement, dated as of July 17, 2025, by and among NCL NextGen Class II Ltd., as borrower, and the other parties thereto from time to time, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Oceania Facilities” means the (i) secured credit agreement, dated as of April 4, 2024, by and among Oceania Next I, LLC, as borrower, and the other parties thereto from time to time, (ii) secured credit agreement, dated as of April 4, 2024, by and among Oceania Next II, LLC, as borrower, and the other parties thereto from time to time, (iii) secured credit agreement, dated as of December 19, 2018, by and among O Class Plus One, LLC, as borrower, and the other parties thereto from time to time, and (iv) secured credit agreement, dated as of December 19, 2018, by and among O Class Plus Two, LLC, as borrower, and the other parties thereto from time to time, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Offering Memorandum” means the final offering memorandum in respect of the Notes dated September 8, 2025.

“Officer” means the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, an Executive Vice President, a Senior Vice President or Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any individual designated by the Board of Directors, in each case of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Jurisdiction” means (i) any state of the United States of America, the District of Columbia or any subdivision thereof or territory of the United States of America, (ii) Panama, (iii) Bermuda, (iv) the Commonwealth of The Bahamas, (v) the Isle of Man, (vi) the Marshall Islands, (vii) Liberia, (viii) Barbados, (ix) the Cayman Islands and (x) any other jurisdiction approved by any First Lien Collateral Agent.

“Permitted Liens” means, with respect to any Person:

(1)           Liens for trade debt incurred in the ordinary course of business over a period not exceeding thirty (30) days and not by its terms overdue;

(2)           Liens for taxes, assessments or other governmental charges (i) that are not yet overdue by more than 30 days or (ii) if overdue by more than 30 days, that are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property subject to any such Lien and for which adequate reserves are being maintained to the extent required by GAAP;

(3)           Liens (A) in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including as required by the U.S. Federal Maritime Commission or other similar U.S. or foreign government authority) and (B) securing other obligations in respect of surety and bonding requirements;

(4)           Liens securing Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Subsidiaries to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof;

(5)           Liens existing on the Issue Date, including Liens arising out of, or with respect to, the NCLC Group Credit Facilities and the Secured Notes;

(6)           Liens on assets, property or shares in the capital of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary;

(7)           Liens on assets or property at the time the Issuer or a Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Subsidiary of the Issuer (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition of such Person on property of such Person of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(8)           Liens securing Indebtedness or other obligations of the Issuer or a Subsidiary owing to the Issuer or another Subsidiary of the Issuer;

(9)           Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10)         Liens in favor of the Issuer or any Subsidiary;

(11)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(12)         other Liens securing any Indebtedness which would not exceed 10% of the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries;

(13)         any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

(14)         any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(15)         Liens securing Bank Indebtedness the outstanding principal amount of which does not, taken together with the principal amount of all other Bank Indebtedness secured by Liens incurred under this clause (15) that are at the time outstanding, exceed the New Vessel Aggregate Secured Debt Cap (as calculated on the date of the relevant Incurrence under this clause (15)) at the time of Incurrence;

(16)         Liens incurred in the ordinary course of business of the Issuer or any Subsidiary arising from vessel purchasing, vessel chartering, drydocking, maintenance, the furnishing of supplies and bunkers to vessels, repairs and improvements to Vessels, crews’ wages and maritime Liens; and

(17)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses, provided that in the case of Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (4) or (8), (i) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced) and (ii) the Indebtedness secured by such Liens is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the Indebtedness described under such clauses at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums) and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies (x) reasonably expected to result from the applicable event and (y) that are expected to be realized within 12 months from the date of the transaction giving rise to the calculation, and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 3 to the “Summary Consolidated Financial Data” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

“Permitted Tax Distributions” means (i) dividends or other distributions to pay any U.S. federal, state, local or non-U.S. income taxes actually payable by the direct or indirect holders of the Issuer’s Capital Stock (or, in the case of any such holder that owns any assets other than the Issuer’s Capital Stock at any applicable time, the U.S. federal, state, local or non-U.S. income taxes that would have been actually payable had such holder owned no other assets) by virtue of the fact that the Issuer is a pass-through entity for U.S. federal, state, local or non-U.S. income tax purposes (as applicable) and (ii) for any taxable year (or portion thereof) for which the Issuer is a member of a group filing a consolidated, group, affiliated, combined or unitary tax return (including any such group or similar group under U.S. federal, state, local or non-U.S. law) with any parent entity, any dividends or other distributions to fund any U.S. federal, state, local or non-U.S. income taxes that are attributable to the income, revenue, receipts or capital of the Issuer and its Subsidiaries for which such parent entity is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Issuer and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Issuer and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group (or similar group) consisting only of the Issuer and its Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any Vessel owned or leased by the Issuer or any Subsidiary the net book value of which on the date as of which the determination is being made exceeds the greater of $100.0 million and 1% of the Issuer’s Consolidated Net Tangible Assets.

“Principal Subsidiary” means any direct or indirect Subsidiary of the Issuer that owns a Principal Property.

“Rating Agency” means any of Moody’s, S&P or Fitch, or any of their respective successors or, if any of the foregoing shall cease to provide a corporate or issuer credit rating (or the equivalent) of the Issuer or a rating of the Notes, as applicable, for reasons outside the control of the Issuer, a nationally recognized statistical rating agency selected by the Issuer to substitute for such Rating Agency.

“Rating Event” means:

(1)           if the Notes are not rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by at least two of such Rating Agencies on any date during the Trigger Period;

(2)           if the Notes are rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by at least two of such Rating Agencies on any date during the Trigger Period; or

(3)           if the Notes are rated by only two Rating Agencies, one of which has rated the Notes Investment Grade (“Rating Agency 1”) and one of which has rated the Notes below Investment Grade (“Rating Agency 2”), the Notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by Rating Agency 1 on any date during the Trigger Period and the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by Rating Agency 2 on any date during the Trigger Period, provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Ready for Sea Cost” means with respect to a vessel or vessels to be acquired, constructed or leased (pursuant to a Capitalized Lease Obligation) by the Issuer or any Subsidiary of the Issuer, the aggregate amount of all expenditures incurred to acquire or construct and bring such vessel or vessels to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as “property, plant and equipment” in accordance with GAAP and any assets relating to such vessel or vessels.

“Record Date” has the meaning specified in Exhibit A hereto.

“Regent Facilities” means the (i) secured credit agreement, dated as of July 31, 2013, by and among Explorer New Build, LLC, as borrower, and the other parties thereto from time to time, (ii) secured credit agreement, dated as of March 30, 2016, by and among Explorer II New Build, LLC, as borrower, and the other parties thereto from time to time, (iii) secured credit agreement, dated as of December 19, 2018, by and among Explorer III New Build, LLC, as borrower, and the other parties thereto from time to time, (iv) secured credit agreement, dated as of April 4, 2024, by and among DaVinci One, LLC, as borrower, and the other parties thereto from time to time, and (v) secured credit agreement, dated as of April 4, 2024, by and among DaVinci Two, LLC, as borrower, and the other parties thereto from time to time, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Sale and Leaseback Transaction” means an arrangement relating to Principal Property now owned or hereafter acquired by the Issuer or a Subsidiary whereby the Issuer or a Subsidiary transfers such Principal Property to a Person and the Issuer or such Subsidiary leases it from such Person, other (i) than transfers or leases between the Issuer and a Subsidiary of the Issuer or between Subsidiaries of the Issuer or (ii) involving the temporary taking back of a lease for a period, including renewals, of less than three years in the case where it is intended that at the end of the lease, the use of such property by the Issuer or such Subsidiary will be discontinued.

“S&P” means Standard & Poor’s Ratings Group.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission.

“Secured Notes” means (i) the Issuer’s 5.875% Senior Secured Notes due 2027 and (ii) the Issuer’s 8.125% Senior Secured Notes due 2029, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means, at the date of determination, any Subsidiary of the Issuer that together with its Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Issuer or (ii) as of the end of the most recent fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, with respect to any Person (excluding an individual), (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Transfer Restricted Notes” means, each and collectively, the Transfer Restricted Definitive Notes and the Transfer Restricted Global Notes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trigger Period” means the period commencing on the first public announcement by the Issuer of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, that if the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies, such 60-day period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Vessel” means a passenger cruise vessel.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02        Other Definitions.

Term	Section
Alternate Officer	4.08(f)
Alternate Offer	4.08(f)
Agent Members	Appendix A
Change in Control Offer	4.08(b)
Change in Control Payment	4.08(a)
Change in Tax Law	3.09(b)
covenant defeasance option	8.01(b)
Definitive Note	Appendix A
Depository	Appendix A
Directing Holder	6.01(h)
Event of Default	6.01
Global Notes	Appendix A
Global Notes Legend	Appendix A
IAI	Appendix A
Increased Amount	4.12(c)
Initial Notes	Preamble
Issuer	Preamble
legal defeasance option	8.01(b)
Noteholder Direction	6.01(h)
Notes Custodian	Appendix A
Paying Agent	2.04(a)

Position Representation	6.01(h)
protected purchaser	2.08
QIB	Appendix A
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Reporting Entity	4.02(b)
Restricted Notes Legend	Appendix A
Restricted Period	Appendix A
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Successor Issuer	5.01(a)(i)
Tax Jurisdiction	4.01(c)
Tax Redemption Date	3.09
Taxes	4.01(c)
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Trustee	Preamble
U.S.A. Patriot Act	10.20
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A
Verification Covenant	6.01(h)

SECTION 1.03        Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

SECTION 1.04        Rules of Construction. Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means including without limitation;

(e)           words in the singular include the plural and words in the plural include the singular;

(f)            unsecured Indebtedness shall not be deemed to be subordinate or junior to Indebtedness secured by a Lien merely by virtue of its nature as unsecured Indebtedness;

(g)           the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h)           unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(i)            “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(j)            whenever in this Indenture or the Notes there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Amounts, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE II

THE NOTES

SECTION 2.01        Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $1,200,000,000.

The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.08, 4.08(c) or Appendix A), there shall be set forth (a) in an Officer’s Certificate or (b) in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)           the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2)           the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3)           if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

The Initial Notes, including any Additional Notes, may, at the Issuer’s option, be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or U.S. securities laws purposes, the Additional Notes will have a separate CUSIP number, if applicable.

SECTION 2.02        Form and Dating. Provisions relating to the Initial Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication and any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000.

SECTION 2.03        Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $1,200,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04        Registrar and Paying Agent.

(a)           The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(b)           The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c)           The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Issuer may change the Paying Agent or the Registrar without prior notice to the holders. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05        Paying Agent to Hold Money in Trust. Not later than 12:00 p.m., New York City time, on each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06        Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

SECTION 2.07        Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08        Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuer and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such holder shall furnish indemnity or security sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09        Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 10.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10        [Reserved].

SECTION 2.11        Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12        Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13        CUSIP Numbers, ISINs, Etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14        Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 10.06 of this Indenture.

SECTION 2.15        Depositary. None of the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee, Paying Agent and the Registrar shall be entitled to deal with any depositary (including any Depository), and any nominee thereof, that is the holder of any such global Note for all purposes of this Indenture relating to such global Note (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global Note) as the sole holder of such global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global Note, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such global Note or for any transfers of beneficial interests in any such global Note.

ARTICLE III

REDEMPTION

SECTION 3.01        Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 6 of the forms of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but excluding, the redemption date.

SECTION 3.02        Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III; provided, however, that the Issuer may at any time and from time to time purchase, repurchase, exchange, defease or otherwise acquire or retire the Notes, by any means other than a redemption that is subject to the provisions of this Article III, upon such terms, at such prices and with such considerations as the Issuer may determine, including, without limitation, in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more holders and/or beneficial owners of Notes.

SECTION 3.03        Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 6 of the Note, it shall notify the Trustee in an Officer’s Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 10 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 6 of the Note, unless a shorter period is acceptable to the Trustee. The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 10 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any holder and shall thereby be void and of no effect.

SECTION 3.04        Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate and in accordance with procedures of the Depository, if applicable; provided that no Notes of $2,000 or less may be redeemed in part. The Trustee shall not be liable for selections made by it in accordance with this paragraph or for selections made by the Depository. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or any integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.05        Notice of Optional Redemption.

(a)            At least 10 days but not more than 60 days before a redemption date pursuant to Paragraph 6 of the Note, the Issuer shall mail or cause to be mailed by first-class mail, or delivered electronically if held by the Depository, a notice of redemption to each holder whose Notes are to be redeemed.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)            the redemption date;

(ii)           the redemption price and the amount of accrued interest to, but excluding, the redemption date;

(iii)          the name and address of the Paying Agent;

(iv)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(v)           if fewer than all the outstanding Notes are to be redeemed, the principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi)          that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)         the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(ix)           if such redemption is subject to conditions precedent, how the Issuer intends to proceed in the event that one or more of such conditions are not met.

(b)           At the Issuer’s request in the form of an Officer’s Certificate, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.05 at least one Business Day prior to the date such notice is to be provided to holders (unless a shorter period is acceptable to the Trustee) in the final form such notice is to be delivered to holders and, except as provided herein and as set forth in Paragraph 6 of the Notes, such notice may not be canceled once delivered to holders of Notes.

SECTION 3.06        Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the penultimate sentence of Paragraph 6 of the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

SECTION 3.07        Deposit of Redemption Price. With respect to any Notes, prior to 12:00 p.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08        Notes Redeemed in Part.

(a)           Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Registrar who shall make a notation on the security register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

(b)           Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the holder (at the Issuer’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered; provided that each such Definitive Note shall be in principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

SECTION 3.09        Redemption for Changes in Taxes.

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Sections 3.04 and 3.05), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts, and the Issuer cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer), and the requirement arises as a result of:

(a)           any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date); or

(b)           any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice or revenue guidance), which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect.

Prior to the publication or, where relevant, mailing or delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer mails or delivers notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the holders.

This Section 3.09 will apply, mutatis mutandis, to any successor of the Issuer with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer.

ARTICLE IV

COVENANTS

SECTION 4.01        Payment of Notes.

(a)           The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m., New York City time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

(b)           The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

(c)           All payments made by or on behalf of the Issuer (including any successor entity) under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) unless the withholding or deduction of such Taxes is then required by law. If the Issuer or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder after such withholding or deduction will equal the respective amounts that would have been received by each holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)            any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note or this Indenture, or the receipt of payments in respect of such Note;

(ii)           any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(iii)           any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(iv)          any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes;

(v)           any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the holder or the beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the holder, at least 30 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or the beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or the beneficial owner is legally eligible to provide such certification or documentation;

(vi)          any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(vii)         any Taxes imposed on or with respect to any payment by the Issuer to the holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Note;

(viii)        any Taxes imposed by the United States, any state thereof or the District of Columbia, or any subdivision thereof or territory thereof, including any U.S. federal withholding taxes and any Taxes that are imposed pursuant to current Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(ix)          any combination of the above clauses (i) through (viii).

(d)           The Issuer will pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes (limited, solely in the case of Taxes attributable to the receipt of any payments or that are imposed on or result from a sale or other transfer or disposition of a Note by a holder or a beneficial owner, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (i) through (iii) or (v) through (ix) of Section 4.01(c) or any combination thereof).

(e)           If the Issuer becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to holders on the relevant payment date. The Issuer will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(f)            The Issuer, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer will furnish to the Trustee (or to a holder of the Notes upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

(g)           The obligations described under Sections 4.01(c), (d), (e) and (f) shall survive any termination, defeasance or discharge of this Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

SECTION 4.02        Reports and Other Information.

(a)           For so long as any Notes are outstanding, the Issuer shall provide to the Trustee and, upon request, to beneficial owners of the Notes a copy of all of the information and reports referred to below:

(i)            within 15 days after the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports of the Reporting Entity for such fiscal year containing the information that would have been required to be contained in an annual report on Form 20-F or Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(ii)           within 15 days after the time period specified in the SEC’s rules and regulations for non-accelerated filers, quarterly reports of the Reporting Entity for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 6-K or Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(iii)           within 15 days after the time period specified in the SEC’s rules and regulations for filing current reports on Form 8-K, current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a Current Report on Form 8-K under the Exchange Act on the Issue Date pursuant to Sections 1, 2 and 4, Items 5.01, 5.02 (other than compensation information), 5.03(b) and Item 9.01 (only to the extent relating to any of the foregoing) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act; provided, however, that no such current reports will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to holders or the business, assets, operations, financial position or prospects of the Issuer and its Subsidiaries, taken as a whole.

Notwithstanding the foregoing, (A) neither the Issuer nor another Reporting Entity will be required to furnish any information, certificates or reports that would otherwise be required by Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (B) such reports will not be required to contain financial information required by Rule 3-10 or Rule 3-16 of Regulation S-X, and (C) such reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Memorandum and shall not be required to present compensation or beneficial ownership information.

(b)           The financial statements, information and other documents required to be provided as described in Section 4.02(a) may be those of (i) the Issuer or (ii) any direct or indirect parent of the Issuer (any such entity, a “Reporting Entity”); provided that, if the financial information so furnished relates to such direct or indirect parent of the Issuer, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

(c)           The requirements set forth in Section 4.02(a) may be satisfied by delivering such information to the Trustee and posting copies of such information on a website or on IntraLinks or any comparable online data system or website.

The Issuer will make such information available electronically to prospective investors upon request. The Issuer has agreed that, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Person is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee, the holders and prospective investors if the Issuer or another Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate delivered pursuant to this Indenture). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated hereunder.

SECTION 4.03        [Reserved].

SECTION 4.04        [Reserved.

SECTION 4.05        [Reserved].

SECTION 4.06        [Reserved].

SECTION 4.07        [Reserved].

SECTION 4.08        Change of Control Triggering Event.

(a)           Upon the occurrence of a Change of Control Triggering Event, each holder shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase (the “Change of Control Payment”) (subject to the right of the holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control Triggering Event, the Issuer shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Notes in accordance with Article III of this Indenture.

(b)           Within 30 days following any Change of Control Triggering Event, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article III of this Indenture, the Issuer shall deliver or cause to be delivered electronically or by first-class mail, with a copy to the Trustee, to each holder of the Notes at the address of such holder appearing in the security register or otherwise in accordance with the applicable procedures of the Depository, a notice (a “Change of Control Offer”) stating:

(i)            that a Change of Control Triggering Event has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes for the Change of Control Payment (subject to the right of the holders of the Notes on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(ii)           the circumstances regarding such Change of Control Triggering Event;

(iii)          the repurchase date (which shall be not less than 10 days nor more than 60 days from the date such notice is sent); and

(iv)          the instructions determined by the Issuer, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.

(c)            Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)           On the purchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the holders entitled thereto.

(e)           A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. If such Change of Control Offer is so conditioned, such Change of Control Offer shall describe such condition and, if applicable, shall state that, in the Issuer’s discretion, the repurchase date may be delayed until such time (including more than 60 days after the date the Change of Control Offer was mailed or delivered, including by electronic transmission) as such condition shall be satisfied or waived, or such repurchase may not occur and such Change of Control Offer may be rescinded in the event that such condition shall not have been satisfied or waived by the repurchase date, or by the repurchase date as so delayed.

(f)            Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer; (ii) a notice of redemption of all outstanding Notes has been given pursuant to this Indenture as described in Paragraph 6 of the Notes unless and until there is a default in payment of the applicable redemption price; or (iii) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer, and, in the case of an Alternate Offer made in contemplation of any Change of Control Triggering Event, such Change of Control Triggering Event occurs.

(g)           If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in Section 4.08(f) above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the Change of Control Payment.

(h)           Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding clauses (f) and (g) will have the status of Notes issued and outstanding.

(i)            At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

(j)            Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(k)           To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with provisions of this Indenture, the Issuer shall not be deemed to have breached its obligations under this Indenture by virtue of compliance therewith.

SECTION 4.09        Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on December 31, 2024, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If he or she does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

SECTION 4.10        Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11        [Reserved].

SECTION 4.12        Liens.

(a)           The Issuer shall not, and shall not permit any Principal Subsidiary to, directly or indirectly, create or Incur any Lien (except Permitted Liens) on any Principal Property, or upon any Capital Stock of any Principal Subsidiary, that secures any Indebtedness of the Issuer or its Subsidiaries, unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien. Any Lien which is granted to secure the Notes pursuant to this Section 4.12 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes.

(b)           For purposes of determining compliance with this covenant, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.12(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph.

(c)           With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of ordinary shares of the Issuer or any direct or indirect parent entity of the Issuer, the payment of dividends on preference shares in the form of additional preference shares of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. For the avoidance of doubt, any Lien that is permitted under this Indenture to secure Indebtedness shall also be permitted to secure any obligations related to such Indebtedness.

SECTION 4.13        Re-flagging of Vessels. Notwithstanding anything to the contrary herein, a Subsidiary may reconstitute itself in another jurisdiction, or amalgamate or merge with or into another Subsidiary, for the purpose of reflagging a vessel that it owns or bareboat charters so long as at all times each Subsidiary remains organized under the laws of any country recognized by the United States of America with an investment grade credit rating from either S&P or Moody’s or any Permitted Jurisdiction. For the avoidance of doubt, the provisions described under Article V will not apply to a reconstitution, amalgamation or merger permitted under this Section 4.13.

SECTION 4.14        Maintenance of Office or Agency.

(a)           The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 10.02.

(b)           The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Issuer hereby designates the corporate trust office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.15        Sale and Leaseback Transactions. The Issuer shall not, and shall not permit any Principal Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a)           the Issuer or such Principal Subsidiary, as applicable, could have Incurred Indebtedness in an amount at least equal to the Attributable Debt relating to such Sale and Leaseback Transaction secured by a Lien on the Principal Property to be leased (without equally and ratably securing the Notes) pursuant to Section 4.12; or

(b)           the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the Principal Property that is the subject of that Sale and Leaseback Transaction and within 450 days of the effective date of any such Sale and Leaseback Transaction, the Issuer applies the Net Proceeds of the sale of the Principal Property to (i) the prepayment or retirement of Indebtedness of the Issuer and its Subsidiaries (which may include the Notes) and/or (ii) the acquisition, construction or improvement of any property or assets.

For purposes of this Section 4.15:

(i)            in determining compliance with any U.S. dollar-denominated restriction on the entering into of any Sale and Leaseback Transaction, the U.S. dollar-equivalent principal amount of Attributable Debt denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Attributable Debt in respect of such Sale and Leaseback Transaction was Incurred; and

(ii)           the maximum amount of Attributable Debt that the Issuer or any Subsidiary may Incur in respect of any Sale and Leaseback Transaction shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

ARTICLE V

SUCCESSOR COMPANY

SECTION 5.01        When Issuer May Merge or Transfer Assets.

(a)           The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)            the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company organized or existing under the laws of Bermuda or a corporation, partnership, limited liability company or similar entity organized or existing under the laws of any Permitted Jurisdiction (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”);

(ii)           the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)          immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(iv)          the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Section 5.01.

The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clause (iii) of this Section 5.01, (a) any Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction. This Article V will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Subsidiaries.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01        Events of Default. An “Event of Default” occurs with respect to Notes if:

(a)           there is a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(b)           there is a default in the payment of principal or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)           the failure by the Issuer to comply for 90 days after written notice with any of its obligations, covenants or agreements contained in Section 4.02;

(d)           the failure by the Issuer or any Principal Subsidiary to comply for 60 days after written notice with its other agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in the Notes or this Indenture;

(e)           the failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million or its foreign currency equivalent;

(f)            either the Issuer or any Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case;

(ii)           consents to the entry of an order for relief against it in an involuntary case;

(iii)          consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)          makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(g)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against either the Issuer or any Significant Subsidiary of the Issuer in an involuntary case;

(ii)           appoints a Custodian of either the Issuer or any Significant Subsidiary of the Issuer or for any substantial part of its property; or

(iii)          orders the winding up or liquidation of either the Issuer or any Significant Subsidiary of the Issuer;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(h)           failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $125.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clauses (c) or (d) above shall not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, of the Default in writing and the Issuer does not cure such Default within the time specified in clause (c) or (d) hereof, as applicable, after receipt of such written notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Default. Such written notice must specify the Default, demand that it be remedied and state that such written notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of written notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or notice or instruction to take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Issuer and the Trustee that such holder is not (or, in the case such holder is the Depository, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default, shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is the Depository, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depository and the Depository shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of the Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction.

SECTION 6.02        Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) hereof with respect to the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer, or the holders of at least 30% in principal amount of outstanding Notes by written notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable; provided, however, that so long as any Credit Agreement Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Representatives under the Credit Agreements and (2) the day on which any Credit Agreement Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in Section 6.01(e) above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03        Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04        Waiver of Past Defaults. The holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may, on behalf of the holders of all outstanding Notes, rescind acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default: (a) in the payment of the principal of, or premium, if any, or interest on, any Note held by a non-consenting holder (which may only be waived with the consent of each holder of Notes affected), or (b) in respect of any Note held by a non-consenting holder, in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment.

Upon any such rescission or waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05        Control by Majority. The holders of a majority in principal amount of Notes outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Trust Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to any holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06        Limitation on Suits.

(a)           Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            such holder has previously given the Trustee written notice that an Event of Default is continuing,

(ii)           holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(iii)          such holders have offered the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense,

(iv)          the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v)           the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)           A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07        Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08        Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09        Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10        Priorities. Any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

SECTION 6.12        Waiver of Stay or Extension Laws. The Issuer shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01        Duties of Trustee.

(a)           The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02        Rights of Trustee.

(a)           The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)            Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(l)            The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)          The Trustee shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n)           The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

SECTION 7.03        Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04        Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(d), (e), (f), (g) or (h) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 10.02 hereof from the Issuer or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the holders of the Notes and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05        Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the holders. The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 7.06        [Reserved].

SECTION 7.07        Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation, as the Issuer and the Trustee shall from time to time agree in writing, for the Trustee’s acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee, its officers, directors, employees and agents, and hold each of them harmless, against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer needs not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.08        Replacement of Trustee.

(a)           The Trustee may resign at any time by so notifying the Issuer. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.10;

(ii)           the Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

(b)           If the Trustee resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee, unless such action or inaction of any successor Trustee was directly caused by or as a direct result of the retiring or removed Trustee’s willful misconduct or negligence.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09        Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10        Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11        Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01        Discharge of Liability on Notes; Defeasance.

(a)           This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i)            either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (B) all of the Notes (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient, as determined by the Issuer, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption pursuant to Section 3.01, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the redemption price calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)           the Issuer has paid all other sums payable under this Indenture; and

(iii)          the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)           Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture (with respect to the holders of the Notes) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.08, 4.09, 4.12, 4.13 and 4.15 and the operation of clause (iv) of Section 5.01(a) for the benefit of the holders of the Notes, and Sections 6.01(d), 6.01(e), Section 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only) or 6.01(h) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect only to Significant Subsidiaries of the Issuer only) or Section 6.01(h).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)           Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02        Conditions to Defeasance.

(a)           The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)            the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii)           the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)          123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;

(iv)          the deposit does not constitute a default under any other agreement binding on the Issuer;

(v)           in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided that upon any redemption pursuant to Section 3.01, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the redemption price calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi)          impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vii)         in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)        the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(b)           Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

SECTION 8.03        Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.04        Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05        Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06        Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.01        Without Consent of the Holders.

(a)           The Issuer and the Trustee may amend this Indenture or the Notes without notice to or consent of any holder to:

(i)            cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)           provide for the assumption by a Successor Issuer of the obligations of the Issuer under this Indenture and the Notes;

(iii)          provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(A)(i)-(iii) of the Code;

(iv)          conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum;

(v)           add a guarantor with respect to the Notes or to add collateral;

(vi)          secure the Notes;

(vii)         add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer;

(viii)        comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA;

(ix)           make any change that does not adversely affect the rights of any holder; or

(x)            provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities.

SECTION 9.02        With Consent of the Holders.

(a)           The Issuer and the Trustee may amend this Indenture or the Notes, with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each holder of an outstanding Note affected, an amendment may not:

(i)            reduce the amount of Notes whose holders must consent to an amendment;

(ii)           reduce the rate of or extend the time for payment of interest on any Note;

(iii)          reduce the principal of or change the Stated Maturity of any Note;

(iv)          reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III; provided that any amendment to the minimum notice requirement may be made with the consent of the holders of a majority in principal amount of the Notes then outstanding;

(v)           make any Note payable in money other than that stated in such Note;

(vi)          expressly subordinate the Notes to any other Indebtedness of the Issuer;

(vii)         impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or

(viii)        make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall mail, or deliver electronically if held by the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03        Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, if at all, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect, including, without limitation, Section 316(b) of the TIA.

SECTION 9.04        Revocation and Effect of Consents and Waivers.

(a)           A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b)           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05        Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06        Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07        Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.14.

ARTICLE X

MISCELLANEOUS

SECTION 10.01      [Reserved].

SECTION 10.02      Notices.

(a)           Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer:

NCL Corporation Ltd.

7665 Corporate Center Drive

Miami, Florida 33126-1201

Telephone: ###

Facsimile: ###

Attn: General Counsel

if to the Trustee:

U.S. Bank Trust Company, National Association

Global Corporate Trust

West Side Flats

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Telephone: ###

Facsimile: ###

Attn: Norwegian Cruise Lines (“NCL”) Corporate Trust Administrator

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)           Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)           Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 10.03        Communication by the Holders with Other Holders. The holders may communicate pursuant to Section 312(b) of the TIA with other holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 10.04        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)           an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 10.06      When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 10.07      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 10.08       Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 10.09       GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 10.10      No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 10.11      Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.12      Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.13      Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.14      Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 10.15      Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 10.16      [Reserved].

SECTION 10.17      Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

(a)           The Issuer has appointed Corporate Creations Network Inc., located at 600 Mamaroneck Avenue #400, Harrison, New York 10528, Westchester County, or any successor so long as such successor is resident in the United States and can act for this purpose, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any Federal or state court in the State of New York, New York County, or brought under Federal or state securities laws. By the execution and delivery of this Indenture, the Issuer (i) submits for itself and its property to the non-exclusive jurisdiction of any such court in any such suit or proceeding, (ii) consents that any such proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (iii) agrees that service of process upon Corporate Creations Network Inc. or any successor, as the case may be, and written notice of said service to the Issuer in accordance with Section 10.02 shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)           To the extent that the Issuer may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Issuer hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

SECTION 10.18      WAIVER OF JURY TRIAL. THE ISSUER AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 10.19      Security Advice Waiver. The Issuer acknowledges that regulations of the comptroller of the currency might grant the Issuer the right to receive brokerage confirmations of the security transactions as they occur. The Issuer specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions, if any.

SECTION 10.20      U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (U.S.A. PATRIOT Act) Act of 2001, as amended (the “U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereto agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
	Name:	Daniel S. Farkas
	Title:	Executive Vice President, General Counsel, Chief Development Officer and Secretary

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua Hahn
	Name:	Joshua Hahn
	Title:	Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO THE INITIAL NOTES AND ADDITIONAL NOTES

1.             Definitions.

1.1           Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

Appendix A-1

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2           Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.             The Notes.

2.1           Form and Dating; Global Notes.

(a)           The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501 or as otherwise permitted by the Issuer in connection with a transfer exempt from registration under the Securities Act. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b)           Global Notes. (i)  Except as provided in clause (d) below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

Appendix A-2

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii)           Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note; provided that in no event shall the Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii)          In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

Appendix A-3

(iv)          Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)           Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)          The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2           Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

(b)           Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

Appendix A-4

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(i).

(iii)           Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)            if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)           Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

Appendix A-5

(B)            if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)           Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)            Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

Appendix A-6

(B)            if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C)            if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D)            if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E)            if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)            if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)           Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)            if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

Appendix A-7

(B)            if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)           Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

Appendix A-8

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)            Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)           if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)            if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)            if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Note; and

(E)            if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)            Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)           if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B)            if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

Appendix A-9

(iii)           Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv)           Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)            Legend.

(i)            Except as permitted by the following paragraph (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)           REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE “SECURITIES ACT”) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

Appendix A-10

(2)            AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE (X) ORIGINAL ISSUE DATE OF THIS SECURITY AND (Y) THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THIS SECURITY WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION OF THIS SECURITY] RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3)            AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR (2)(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

Appendix A-11

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall bear the following additional legends:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)            Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)          Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv)          Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Appendix A-12

(h)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)            No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.08 and 9.05 of this Indenture).

(iii)          Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-13

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)            REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE “SECURITIES ACT”) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

Exh. A-1

(2)            AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE (X) ORIGINAL ISSUANCE DATE OF THIS SECURITY AND (Y) THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH THIS SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THIS SECURITY WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION OF THIS SECURITY] RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3)            AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR (2)(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall bear the following additional legends:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exh. A-2

[FORM OF NOTE]

No. [ ]	144A CUSIP No. 62886H BY6
144A ISIN No. US62886HBY62
REG S CUSIP No. G6436Q AV8
REG S ISIN No. USG6436QAV89
$[ ]

5.875% Senior Notes due 2031

NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with limited liability, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on January 15, 2031.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2026

Record Dates: January 1 and July 1

Additional provisions of this Note are set forth on the other side of this Note.

Exh. A-3

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NCL CORPORATION LTD.

By:
Name:
Title:

Dated:

Exh. A-4

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION
as Trustee, certifies that this is
one of the Notes
referred to in the Indenture.

By:
Authorized Signatory

Dated: ______________________

____________________________

*/      If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES – SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

Exh. A-5

[FORM OF REVERSE SIDE NOTE]

5.875% Senior Notes due 2031

1.            Interest

NCL CORPORATION LTD, an exempted company incorporated under the laws of Bermuda with limited liability (and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing January 15, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 17, 2025, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.            Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on January 1 and July 1 (each a “Record Date”) next preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.            Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

Exh. A-6

4.            Indenture

The Issuer issued the Notes under an Indenture dated as of September 17, 2025 (the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.

This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Principal Subsidiaries to, among other things, create or Incur Liens and enter into Sale and Leaseback Transactions. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

Exh. A-7

5.            Additional Amounts

All payments made by or on behalf of the Issuer (including any successor entity) under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) unless the withholding or deduction of such Taxes is then required by law. If the Issuer or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments under or with respect to the Notes, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder after such withholding or deduction will equal the respective amounts that would have been received by each holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to: (1)      any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note or the Indenture, or the receipt of payments in respect of such Note; (2) any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); (3)      any estate, inheritance, gift, sale, transfer, personal property or similar Taxes; (4) any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes; (5) any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the holder at least 30 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or the beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation; (6) any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent; (7) any Taxes imposed on or with respect to any payment by the Issuer to the holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Note; (8) any Taxes imposed by the United States, any state thereof or the District of Columbia, or any subdivision thereof or territory thereof, including any U.S. federal withholding taxes and any Taxes that are imposed pursuant to current Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or (9) any combination of clauses (1) through (8) above.

In addition to the foregoing, the Issuer will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes (limited, solely in the case of Taxes attributable to the receipt of any payments or that are imposed on or result from a sale or other transfer or disposition of a Note by a holder or a beneficial owner, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof).

Exh. A-8

If the Issuer becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to holders on the relevant payment date. The Issuer will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

The Issuer, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer will furnish to the Trustee (or to a holder of the Notes upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.

Whenever in the Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

Exh. A-9

6.            Optional Redemption

Prior to First Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the First Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest to, but excluding, the redemption date, subject to the rights of holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

On or after the First Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) set forth below, plus accrued and unpaid interest to, but excluding, the redemption date, subject to the rights of holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the applicable period set forth in the table below:

Period	Redemption Price
First Call Date to September 14, 2028	102.938%
September 15, 2028 to September 14, 2029	101.469%
September 15, 2029 and thereafter	100.000%

Notwithstanding the foregoing, at any time and from time to time on or prior to the First Call Date, the Issuer may also redeem in the aggregate up to 40% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) in an aggregate amount equal to the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock of the Issuer from it, at a redemption price equal to 105.875% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the rights of holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 60% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption, unless all the Notes are redeemed substantially concurrently; provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon giving not less than 10 nor more than 60 days’ notice.

Exh. A-10

In connection with any redemption of Notes described above, any such redemption and/or notice of redemption, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any related refinancing or a Change of Control. If such redemption or notice is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

7.            Mandatory Redemption

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.            Notice of Redemption

Notices of redemption will be delivered electronically or, at the Issuer’s option, mailed by first-class mail, with a copy to the Trustee, to each holder of Notes to be redeemed at the address of such holder appearing in the security register or otherwise in accordance with the applicable procedures of the Depository at least 10 days but not more than 60 days before the redemption date, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

Exh. A-11

9.            Redemption for Changes in Taxes

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in the Indenture), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts, and the Issuer cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer), and the requirement arises as a result of: (1) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date); or (2) any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice or revenue guidance), which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing or delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer mails or delivers notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the holders.

The above provisions will apply, mutatis mutandis, to any successor of the Issuer with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer.

Exh. A-12

10.          Repurchase of Notes at the Option of the Holders upon Change of Control Triggering Event

Upon a Change of Control Triggering Event, the holders shall have the right to require the Issuer to offer to repurchase the Notes pursuant to Section 4.03 of the Indenture.

11.          Ranking

These Notes will be senior unsecured obligations of the Issuer.

12.          Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

13.          Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

14.          Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at their written request unless an abandoned property law designates another Person. After any such payment, the holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

15.          Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

16.          Amendment; Waiver

The Notes and the Indenture may be amended or modified as provided in Article IX of the Indenture.

Exh. A-13

17.          Defaults and Remedies

This Note and the other Notes, if any, have the Events of Default as set forth in Section 6.01 of the Indenture.

18.          Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

19.          No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

20.          Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

21.          Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.          Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

23.          CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Exh. A-14

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

Exh. A-15

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:
Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exh. A-16

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) _______ book-entry or _________ definitive form by the undersigned.

The undersigned (check one box below):

☐          has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐          has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exh. A-17

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:
Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Exh. A-18

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Exh. A-19

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $      .
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exh. A-20

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, check the box:

Change of Control Triggering Event ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Exh. A-21

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

NCL Corporation Ltd.

c/o U.S. Bank Trust Company, National Association

Corporate Trust Services

EP-MN-W53C

60 Livingston Avenue

St. Paul, Minnesota 55107-1419

Attention: Vice President

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[           ] principal amount of the 5.875% Senior Notes due 2031 (the “Notes”) of NCL Corporation Ltd. (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: ___________________

Address: _____________________________

Taxpayer ID Number: __________________________

The undersigned represents and warrants to you that:

1.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

Exh. B-1

2.            We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either the Issuer or any affiliate of such Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:

TRANSFEREE:

By:

Exh. B-2